UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 14, 2007

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 2 pages.

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 14, 2007, Remington Arms Company, Inc. (the “Company”) and International Union, United Mine Workers of America (the “Union”), which represents certain individuals employed by the Company at the Company’s Ilion, New York manufacturing facility (collectively, the “Covered Employees”), agreed to extend the current collective bargaining agreement between the Company and the Union (the “Extension”). The current collective bargaining agreement, effective as of October 12, 2002 (the “Agreement”), was scheduled to terminate on September 16, 2007. The Extension extended the termination date of the Agreement until 12:01 a.m. on September 19, 2007. All terms and conditions of the Agreement remained in full force and effect during the term of the Extension. Upon the expiration of the Extension and until a new collective bargaining agreement between the Company and the Union is ratified by the Covered Employees, the Company and the Union continue to (i) abide by the terms of the Agreement to the extent required by applicable law and (ii) negotiate the terms of a new collective bargaining agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer)

September 20, 2007